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FOR IMMEDIATE RELEASE

                LERNOUT & HAUSPIE SPEECH PRODUCTS N.V. ADVISES
            CREDITORS OF DEADLINE FOR FILING CLAIMS SET BY IEPER,
                           BELGIUM COMMERCIAL COURT

IEPER, BELGIUM, BURLINGTON, MASS. - January 31, 2001-- Lernout & Hauspie Speech Products NV (EASDAQ: LHSP, OTC: LHSPQ) (`L&H' or `the Company'), a world leader in speech and language technology, products and services, wishes to advise creditors that, pursuant to the Judgment Following A Petition, dated January 5, 2001, of the Ieper, Belgium Commercial Court, creditors wishing to assert claims as part of the concordat proceeding must file their declaration of receivables with the clerk's office of the Commercial Court at Ieper, Grote Markt 10, Ieper, Belgium, on or before February 8, 2001.

Lernout & Hauspie Speech Products N.V. also announced that a separate deadline for filing claims in its chapter 11 bankruptcy case pending in the United States before the United States Bankruptcy Court for the District of Delaware will be set at a later time. However, the filing of a proof of claim with the United States Bankruptcy Court for the District of Delaware in connection with Lernout & Hauspie Speech Products N.V.'s chapter 11 bankruptcy case is not a substitute for filing a claim with the Ieper, Belgium Commercial Court as part of the concordat proceeding.

Creditors that wish to assert claims against Lernout & Hauspie Speech Products N.V. should consult their counsel to determine the advisability of filing such claims in the concordat proceeding. Creditors of Dictaphone Corporation and L&H Holdings USA, Inc. (both of which also have chapter 11 bankruptcy cases pending before the United States Bankruptcy Court for the District of Delaware) are not required to file claims with the Ieper, Belgium Commercial Court in the concordat proceeding unless they specifically are asserting claims against Lernout & Hauspie Speech Products N.V.

ABOUT LERNOUT & HAUSPIE
Lernout & Hauspie Speech Products N.V. ("L&H" or the "Company") is a global leader in advanced speech and language solutions for vertical markets, computers, automobiles, telecommunications, embedded products, consumer goods and the Internet. The company is making the speech user interface (SUI) the keystone of simple, convenient interaction between humans and technology, and is using advanced translation technology to break down language barriers. The company provides a wide range of offerings, including: customized solutions for corporations; core speech technologies marketed to OEMs; end user and retail applications for continuous speech products in horizontal and vertical markets; and document creation, human and machine translation services, Internet translation offerings, and linguistic tools.

L&H's products and services originate in four basic areas: automatic speech recognition (ASR), text-to-speech (TTS), digital speech and music compression
(SMC) and text-to-text (translation). For more information, please visit Lernout & Hauspie on the World Wide Web at www.lhsl.com.


This Press Release contains forward looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Readers are cautioned that forward looking statements include known and unknown risks, including the uncertainties associated with the Company's recent chapter 11 filings in the United States and similar proceedings in Belgium, uncertainty of new product development, the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, the early state of development of the speech, language and medical information technology markets, the ability of L&H's customers to successfully integrate and commercialize L&H's technology, the retention of key technological and other personnel, currency and other risks related to international operations, rapid technological change and intense competition, as well as other risks set forth in L&H's filings with the Securities and Exchange Commission. The forward looking statements contained herein speak only as of the date of this Press Release.

L&H is a trademark of Lernout & Hauspie Speech Products N.V. in the United States and/or other countries. All other product names or trademarks referenced herein are trademarks of their respective owners.
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L&H CONTACT INFO:
Corporate Comm:        Ron Schuermans, Lernout & Hauspie, +32-57-22-8888,
ron.schuermans@lhs.be
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Media Contact US:      Peggy Sung, Thomson Financial/Carson +1 (212) 510 9307
Investor Relations:    Allan Forsey, Lernout & Hauspie, +1 (781) 203-5233,
aforsey@lhsl.com
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